EXHIBIT 21

         Set forth below is a list of MEDIQ's subsidiaries, as of December 13, 1995, with their respective states of incorporation, names under which they do business and the percentage of their voting securities owned by the Company as of such date.

                                                                          State of                Percentage
         Name                                                          Incorporation             of Ownership
         ----                                                          -------------             ------------

Alpha Health Consultants, Inc.(1)                                           DE                   100
ATS Medical Services, Inc.(2)                                               PA                   100
Health Examinetics, Inc.                                                    DE                   100
Healthquest, Inc.(3)                                                        DE                    67
Jersey Kidney Specialists, Inc.(4)                                          NJ                   100
MCHC, Inc.                                                                  DE                   100
MDTC Haddon, Inc.(5)                                                        DE                   100
MEDIQ Diagnostic Centers Inc.                                               DE                   100
MEDIQ Diagnostic Centers-I Inc.(5)                                          DE                   100
MEDIQ Healthcare, Inc.                                                      DE                   100
MEDIQ Investment Services, Inc.                                             DE                   100
MEDIQ Management Services, Inc.                                             DE                   100
MEDIQ Marin, Inc.                                                           DE                   100
MEDIQ Mobile X-Ray Services, Inc.                                           DE                   100
MEDIQ/PRN Life Support Services, Inc.(6)                                    DE                   100
MEDIQ/PRN Life Support Services - I, Inc.(6)                                DE                   100
MEDIQ Services, Inc.                                                        DE                   100
P. I. Corporation (3)                                                       DE                   100
PRN Holdings, Inc.                                                          DE                   100
Thera-Kinetics Acquisition Corporation                                      NJ                   100
MEDIQ Surgical Equipment Services, Inc.                                     DE                   100


----------
(1)      Subsidiary of MEDIQ Management Services, Inc.
(2)      Subsidiary of MEDIQ Mobile X-Ray Services, Inc.
(3)      Subsidiary of MEDIQ Investment Services, Inc.
(4)      Subsidiary of MICD, Inc.
(5)      Subsidiary of MEDIQ Diagnostic Centers Inc.
(6)      Subsidiary of PRN Holdings, Inc.